February 27, 2006



Longfoot Communications Corp
9229 Sunset Blvd., Suite 810
West Hollywood, CA  90069                            MERITAS LAW FIRMS WORLDWIDE

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form SB-2 and the First Amendment thereto (the "REGISTRATION STATEMENT") filed by Longfoot Communications Corp., a Delaware corporation (the "COMPANY"), with the
Securities and Exchange Commission (the "COMMISSION") on or about January 18, 2006, in connection with the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of up to 1,200,000 shares of the Company's Common Stock (collectively, the "SHARES").

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following documents:

         (1) The Registration Statement, and the First Amendment to the Registration Statement.

         (2) Copies of the Company's (i) Certificate of Incorporation filed with the Delaware Secretary of State on July 21, 2004, and (ii) Restated Certificate of Incorporation filed with the Delaware
              Secretary of State on November 21, 2005, (collectively, "CERTIFICATE").

         (3) A copy of the Company's Bylaws, certified to us by the Company as being complete and correct (the "BYLAWS").

         (4) Minutes of meetings and actions by written consent of the Company's Board of Directors relating to the amended certificate, which were certified to us by the Company in the Management Certificate as being complete and correct.

         (5) A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the "MANAGEMENT CERTIFICATE").














                                                                     Exhibit 5.1

Longfoot Communications Corp.
February 27, 2006
Page 2


As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and such additional examination as we consider relevant to this opinion and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and such additional examination. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

We have not examined the laws of any state other than the existing Delaware General Corporation Law sources ("Delaware Law"). Subject to the remaining qualifications of this paragraph, we do not express any opinion herein concerning any law other than the Delaware Law and the federal laws of the United States of America.

In connection with our opinion expressed below, we have assumed that, at or before the time of any sale of Shares pursuant to the Registration Statement, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such sale of Shares and will not have been modified or rescinded.

Based upon the foregoing, it is our opinion that the Shares that may be sold by the Company pursuant to the Registration Statement when issued will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.



Very truly yours,

/s/ weintraub genshlea chediak
LAW CORPORATION
















                                                                     Exhibit 5.1